Exhibit 10.42

LIMITED LIABILITY COMPANY AGREEMENT

OF

ATOMWISE-STEMONIX JV1, LLC

Dated as of November 27, 2019

THE UNITS REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

LIMITED LIABILITY COMPANY AGREEMENT of Atomwise-StemoniX JV1, LLC, a Delaware limited liability company (the “Company”), dated as of November 27, 2019 (the “Effective Date”), by and among the Company, Atomwise Inc., a Delaware corporation having its principal place of business at 717 Market Street, Suite 800, San Francisco, CA 94103 (“Atomwise”), StemoniX Inc., a Minnesota corporation having its principal place of business at 13300 67th Ave N, Maple Grove, MN 55311 (“StemoniX”), and any other Members listed on Exhibit B hereto. The Company is organized under the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq.

RECITALS

WHEREAS, the Company was formed as a limited liability company, pursuant to a Certificate filed with the Secretary of State of the State of Delaware on November 27, 2019in accordance with the Act;

WHEREAS, on the Effective Date and concurrently with the execution and delivery of this LLC Agreement, each of Atomwise and StemoniX is entering into the Collaboration Agreement, and in connection therewith, the Company is issuing Units to each of Atomwise and StemoniX pursuant to this LLC Agreement;

WHEREAS, as a result of, and immediately after giving effect to, the foregoing, each of Atomwise and StemoniX will have the initial Capital Account balances, Units and Membership Percentages reflected in Schedule A attached hereto; and

WHEREAS, the parties hereto desire to (a) adopt this LLC Agreement as the limited liability company agreement of the Company and (b) provide for the Company’s management and other matters as set forth in this LLC Agreement, all as permitted under the Act.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this LLC Agreement and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS

Capitalized terms used in this LLC Agreement (including the Tax Appendix attached hereto as Exhibit A (the “Tax Appendix”)) shall have the respective meanings set forth below or, if not set forth below, shall have the respective meanings given to such terms in the Tax Appendix or the Collaboration Agreement.

Section 1.1 “Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as amended or any corresponding provisions of succeeding law.

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Section 1.2 “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, Controls, is Controlled by, or is under common Control with such Person; provided that for purpose of this LLC Agreement, neither the Company nor any of its subsidiaries shall be deemed to be an Affiliate of any Member.

Section 1.3 “Atomwise Manager” has the meaning in Section 4.1. Section 1.4 “Board” has the meaning in Section 4.1.

Section 1.5 “Business Day” means any day other than a Saturday, a Sunday or a U.S. Federal holiday.

Section 1.6 “Capital Contributions” means, with respect to a Member, the money and other Property contributed to the Company with respect to the Units held or purchased by such Member in such amount as is acceptable to the all Members.

Section 1.7 “Certificate” means the Certificate of Formation filed with the Secretary of State of the State of Delaware pursuant to the Act to form the Company.

Section 1.8 “Code” means the Internal Revenue Code of 1986, as amended.

Section 1.9 “Collaboration Agreement” means that certain Collaboration Agreement by and among the Company, Atomwise and StemoniX, dated November 27, 2019 (and any exhibits and schedules thereto).

Section 1.10 “Company” has the meaning set forth in the introductory paragraph.

Section 1.11 “Control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership, by contract, or otherwise. The terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

Section 1.12 “Covered Person” means (a) each Member, (b) each Affiliate of a Member, (c) each officer, director, shareholder, partner, member, manager, employee, representative, agent or trustee of a Member or an Affiliate of such Member, (d) the Managers, (e) the Partnership Representative (including the “designated individual” described in Treasury Regulations Section 301.6223-1(b)(3)) and (f) each Officer or officer of any subsidiary of the Company.

Section 1.13 “Damages” has the meaning set forth in Section 9.3(a).

Section 1.14 “Effective Date” is defined in the introductory paragraph to this LLC Agreement.

Section 1.15 “Excluded Claim” means a dispute, controversy or claim that concerns the scope, validity, enforceability, inventorship or infringement of a patent, patent application, trademark or copyright.

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Section 1.16 “Governmental Authority” means any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, organization, unit or body and any court or other tribunal); and (d) individual, Person or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of similar nature.

Section 1.17 “LLC Agreement” means this Limited Liability Company Agreement including any exhibits hereto.

Section 1.18 “Malfeasance” means with respect to any Person, any act or omission by such Person that constitutes fraud, willful misconduct or gross negligence, whether in respect of the Company, any of its subsidiaries, or otherwise.

Section 1.19 “Manager” means a Person designated by the Members subject to and in accordance with this LLC Agreement (or any Person designated to succeed or replace a Manager subject to and in accordance with the terms of this LLC Agreement) to manage the Company in accordance with this LLC Agreement.

Section 1.20 “Member” means, individually, the Persons listed on Exhibit B hereto and identified as a Member thereon and, subject to the provisions of ARTICLE 3, any assignee, transferee or successor of such Member who has been admitted as a member to the Company pursuant to this LLC Agreement and whose admission is reflected on the books and records of the Company.

Section 1.21 “Membership Percentage” has the meaning set forth in Section 3.2.

Section 1.22 “Officer” has the meaning set forth in Section 4.5.

Section 1.23 “Permitted Transfer” has the meaning set forth Section 3.6.

Section 1.24 “Person” means any individual, corporation, partnership, trust, limited liability company, association, Governmental Authority or other entity.

Section 1.25 “Proceedings” has the meaning set forth in Section 9.3(a).

Section 1.26 “Property” means all property acquired by the Company, including cash, and shall include both tangible and intangible property, including any intellectual property rights.

Section 1.27 “Reserved Matters” has the meaning set forth in Section 3.8.

Section 1.28 “Sale of the Company” means each of the following events:

(a) a merger or consolidation in which

(i) the Company is a constituent party or

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(ii) a subsidiary of the Company is a constituent party and the Company issues equity securities pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a subsidiary in which the equity securities of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for equity securities that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the equity securities of (1) the surviving or resulting company; or (2) the parent company of such surviving or resulting company in the case that the surviving or resulting company is a wholly owned subsidiary of another company immediately following such merger or consolidation;

(b) any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company’s voting power is transferred, but excluding any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor, or indebtedness of the Company is cancelled or converted, or a combination thereof; and

(c) any sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company.

Section 1.29 “Secondary Indemnitors” has the meaning set forth in Section 9.3(b).

Section 1.30 “StemoniX Manager” has the meaning set forth in Section 4.1.

Section 1.31 “Transfer” means, as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition, whether direct or indirect, and, as a verb, voluntarily or involuntarily to transfer, sell, pledge or hypothecate or otherwise dispose of, whether directly or indirectly. The terms “Transferor” “Transferee,” “Transferred,” and other forms of the word “Transfer” shall have correlative meanings.

Section 1.32 “Unit” or “Units” means a membership interest in the Company, including any and all benefits to which the holder of such Units may be entitled as provided in this LLC Agreement, together with all obligations of such Person to comply with the terms and provisions of this LLC Agreement.

ARTICLE 2

THE COMPANY

Section 2.1 Formation. Pursuant to the provisions of the Act and the terms of this LLC Agreement, the Company was formed as of the date of the filing in the Office of the Secretary of State of the State of Delaware of the Certificate executed by an authorized Person of the Company within the meaning of the Act (which filing is hereby approved and ratified in all respects). The rights and liabilities of the Members of the Company shall be as provided in the Act, except as otherwise expressly provided in this LLC Agreement. In the event of any inconsistency between any terms contained in this LLC Agreement and any non-mandatory provisions of the Act, the terms contained in this LLC Agreement shall govern.

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Section 2.2 Name of Company. The name of the Company is Atomwise-StemoniX JV1. The affairs of the Company shall be conducted under the Company name, or such other name as the Members may designate via unanimous vote. The Company shall have the exclusive ownership and right to use the Company name. No value shall be placed upon the name or the goodwill attached thereto for the purpose of determining the value of any interest in the Company.

Section 2.3 Tax Classification. The Company has been formed as a limited liability company under and pursuant to the Act. Each Member represents and warrants that such Member is duly authorized to join in this LLC Agreement and that the person executing this LLC Agreement on its behalf is duly authorized to do so. The Members intend that the Company will be classified as a partnership for federal, state and local income and franchise tax purposes and each Member and the Company will file all tax returns and will otherwise take all tax and financial reporting positions in a manner consistent with such treatment. The Members intend that the Company will not be a partnership (including, a limited partnership) for any other purpose.

Section 2.4 Purpose. The purpose of the Company is to engage in any lawful act or activity for which a limited liability company may be organized under the laws of the State of Delaware. The Company shall have the power to make and perform all contracts and to engage in all activities and transactions necessary or advisable to carry out the purposes of the Company, and all other powers available to it as a limited liability company under the laws of the State of Delaware.

Section 2.5 Separateness. The Company shall maintain its existence separate and distinct from any other Person (including Members) in all material respects.

Section 2.6 Principal Place of Business. The principal office of the Company is located at 717 Market Street, Suite 800, San Francisco, CA 94103, or at such other place or places as the Board may designate. The name of the registered agent for service of process of the Company and the address of the Company’s registered office in the State of Delaware are Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808, or such other agent or office in the State of Delaware as designated by both Members.

Section 2.7 Term of Company. The term of the Company commenced upon the date of filing of the Certificate with the Office of the Secretary of State of the State of Delaware and shall continue until dissolution of the Company according to Section 8.1.

Section 2.8 Title to Property. All Property owned by the Company shall be owned by the Company as an entity and no Member shall have any ownership interest in such Property in its individual name, and each Member’s interest in the Company shall be personal property for all purposes. At all times after the date on which the Certificate was filed, the Company shall hold title to all of its Property in the name of the Company and not in the name of any Member.

Section 2.9 Payments of Individual Obligations. The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be Transferred or encumbered for, or in payment of, any individual obligation of any Member or any other Person.

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ARTICLE 3

MEMBERS AND UNITS

Section 3.1 Authorized Units. The interest of the Members in the Company will be represented by Units, which will entitle the holder to the rights set forth in this LLC Agreement and subject the holder to the terms and conditions set forth in this LLC Agreement. The Company has authority to issue 10,000,000 Units, all of which are designated the same. The Company may not issue any Units in excess of the authorized number of Units as set forth in this Section 3.1, unless amended in accordance with the terms of this LLC Agreement. It is not necessary that all authorized Units be issued or outstanding.

Section 3.2 Member Interests. Each Member initially shall have the “Membership Percentage” listed beside such Member’s name on Exhibit B hereto as calculated by the number of Units held by such Member divided by the number of Units held by all Members. The Members may make Capital Contributions in accordance with such Member’s Membership Percentage, as determined from time to time by the unanimous written consent of all the Members in accordance with Section 5.1. The names, mailing addresses, Membership Percentage and Units of the Members shall be reflected in a unit register attached to this LLC Agreement on Exhibit B, as updated by the Company from time to time in accordance with this LLC Agreement.

Section 3.3 Additional Units. No additional Units may be issued without unanimous written agreement of all the Members.

Section 3.4 Withdrawal/Resignation. Except as otherwise provided in ARTICLE 5 and ARTICLE 8, no Member shall demand or receive a return of its Capital Contributions or withdraw from the Company without the unanimous written consent of all the Members.

Section 3.5 Additional Members. No additional Members may be admitted to the Company without unanimous written agreement of all the Members, except as permitted in Section 3.6.

Section 3.6 Permitted Transfers. A Member may Transfer all or any portion of its Units to any Person only upon the prior unanimous written consent of all the Members (each such Transfer, a “Permitted Transfer”); provided, that such prior unanimous written consent shall not be required in connection with a Member’s assignment of this LLC Agreement in connection with the transfer or sale to a third party of all or substantially all of its business that relates to this LLC Agreement. For clarity, any acquirer shall have the same rights and obligations as the Transferring Member under this LLC Agreement.

Section 3.7 Conditions to Permitted Transfers. A Transfer shall not be treated as a Permitted Transfer under Section 3.6, unless and until the Transferor and Transferee shall have executed and delivered to the Company in each case such documents and instruments of conveyance as may be necessary or appropriate in the opinion of counsel to the Company to effect such Permitted Transfer. In all cases, the Company shall be reimbursed by the Transferor and/or Transferee for all costs and expenses that it reasonably incurs in connection with such Transfer.

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Section 3.8 Required Unanimous Vote.

(a) Notwithstanding anything to the contrary contained in this LLC Agreement, the unanimous written consent of all the Members shall be necessary for effecting or validating the following actions (whether by amendment, merger, consolidation, recapitalization or otherwise) with respect to the Company or any of its subsidiaries (“Reserved Matters”):

(i) amend, modify, alter or repeal any provision of this LLC Agreement or the Certificate;

(ii) change the size of the Board;

(iii) change the authorized number of Units or change the authorized number of Units of any class or series of equity security or any other security convertible into or exercisable for any equity security;

(iv) issue or obligate itself to issue any additional equity securities;

(v) redeem any of Company or Company’s subsidiaries’ securities, or make any distributions;

(vi) create or authorize the creation of any debt, including any capital leases;

(vii) guarantee the indebtedness of any Person;

(viii) annually approve the Company’s budget, or make any capital expenditure in excess of $10,000, other than any capital expenditure specifically approved in a budget otherwise properly approved hereunder;

(ix) enter into, amend, modify, terminate or be a party to any transaction with any Member, director, officer, employee or independent contractor of the Company or any Affiliate of any such Person or any “associate” (as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended) of any such Person (other than for the payment of salary and reimbursement of expenses made in the ordinary course of business), including hiring any employee, engaging any independent contractor, or setting or modifying the compensation for an employee or independent contractor;

(x) change the principal business of the Company, enter new lines of business, or exit the current line of business;

(xi) sell, assign, license, pledge or encumber material technology or intellectual property, other than sales of Company products and/or licenses granted in the ordinary course of business;

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(xii) enter into any exclusive corporate strategic relationship or joint venture;

(xiii) consummate the Sale of the Company or any public offering of securities of the Company;

(xiv) create any subsidiary of the Company, or otherwise acquire the securities of any other Person;

(xv) file of any petition for relief under the United States Bankruptcy Code, or any other present or future federal or state insolvency, bankruptcy or similar law or make and assignment for the benefit of creditors;

(xvi) wind up, liquidate or dissolve the Company;

(xvii) designate or remove a Partnership Representative;

(xviii) enter into, amend, modify or terminate early any research (including any agreement giving effect to such research) performed on human subjects, in clinical trials, or for diagnostic purposes involving human subjects;

(xix) engage consultants and advisors for legal, patent, accounting, tax and other matters;

(xx) enter into any other material contract; or

(xxi) enter into any agreement to do any of the foregoing.

(b) If the Members are unable to reach unanimous agreement on a Reserved Matter within sixty (60) days, all the Members shall meet in person or telephonically at least twice (with at least ten (10) Business Days between such meetings) and discuss in good faith to try to agree on such Reserved Matter within sixty (60) days thereafter. If unanimous agreement has not been obtained for such Reserved Matter within such one hundred and twenty (120) days, then such Reserved Matter will be resolved in accordance with Section 10.1.

Section 3.9 Member Compensation. No Member or any Affiliate of a Member shall receive any interest, salary or drawing with respect to its Capital Contributions or for services rendered on behalf of the Company, or otherwise, in its capacity as a Member.

Section 3.10 Interest. No interest shall be paid to a Member on account of its interest in the capital of, or on account of its investment in, the Company.

Section 3.11 Members Liability. No Member, solely by reason of being a Member, shall be liable under a judgment, decree or order of a court, or in any other manner with respect to the indebtedness or any other obligations or liabilities of the Company except to the extent of a distribution to a Member in violation of Section 607(a) of the Act.

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Section 3.12 Partition. No Member shall exercise its rights, if any, to have any Property of the Company partitioned, or to file a complaint or to institute any suit, action or proceeding at law or in equity to have such Property partitioned, and each Member, on behalf of itself, its successors and its assigns, hereby waives any such right.

Section 3.13 Bankruptcy of a Member. No Member shall cease to be a member of the Company due to the occurrence of any of the following: (a) if the Member (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged in bankruptcy or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceeding, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature or (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Member or of all or a substantial part of its properties; (b) for failure to have dismissed any proceeding against the Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; or (c) for failure to have the appointment of a trustee, receiver or liquidator of the Member or of all or a substantial part of its properties vacated or stayed.

Section 3.14 Transactions Between a Member and the Company. Subject to Section 3.8, except as otherwise provided by applicable law, any Member may, but shall not be obligated to, lend money to the Company, act as surety for the Company and transact other business with the Company, and has the same rights and obligations when transacting business with the Company as a Person who is not a Member. The existence of these relationships and acting in such capacities shall not affect the limited liability of any such Member.

Section 3.15 Other Instruments. Each Member hereby agrees to execute and deliver to the Company, within five (5) Business Days after receipt of a written request therefor, such other and further documents and instruments, statements of interest and holdings, designations, powers of attorney and other instruments and to take such other action as the other Members deem reasonably necessary to comply with any laws, rules or regulations as may be necessary to enable the Company to fulfill its responsibilities under this LLC Agreement.

Section 3.16 Other Activities of Members. Nothing contained in this LLC Agreement shall be deemed to restrict the freedom of any Member, any Affiliate of a Member or any other Person from: (a) engaging in any one or more other businesses (including those that might be the same as or similar to the business of the Company, any other Member and/or any of their respective Affiliates and that may be in direct or indirect competition with the Company, any other Member and/or any of their respective Affiliates), or (b) acquiring other investments of any nature whatsoever. None of the Members or the Company shall have rights in or to such other businesses or investments (or income or profits derived therefrom) of any other Member, Affiliate of a Member or any other Person by virtue of this LLC Agreement or by virtue of being Members.

Section 3.17 Business Opportunities. In the event that any Covered Person acquires knowledge of a potential transaction or matter that may be a business opportunity for the Company, any other Member or any of their respective Affiliates, such Covered Person shall have no duty (contractual, fiduciary or otherwise) to communicate or present such business opportunity to the Company, any other Member or any of their respective Affiliates, as the case may be, and notwithstanding any provision of this LLC Agreement to the contrary, shall not be liable to the Company or any of its Affiliates or Members for breach of any duty (contractual, fiduciary or otherwise) by reason of the fact that such Covered Person, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another Person, or does not present such opportunity to the Company, any other Member or any of their respective Affiliates.

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ARTICLE 4

MANAGEMENT

Section 4.1 Board of Managers.

(a) The Company will be managed by a board of Managers (the “Board”) and the Board initially will be comprised of four (4) Managers. Atomwise will have the right to designate two (2) Managers (each an “Atomwise Manager”) and StemoniX will have the right to designate two (2) Managers (each a “StemoniX Manager”). The initial Atomwise Managers are Han Lim and Izhar Wallach and the initial StemoniX Managers are Ryan Gordon, Ph.D. and Yung-Ping Yeh. Each Manager is entitled to one (1) vote.

(b) Any Manager shall be deemed to have resigned from the Board (without requiring any further action by the Board or the other Members) at such time as the Member that appointed such Manager ceases to be a Member, or by giving ten (10) days written notice to the Board, which prior notice period may be waived by the Board. A Manager may otherwise only be removed and/or replaced by written notice to the Board at any time by the Member that appointed such Manager.

(c) Subject to Section 3.8, all actions required or permitted to be taken by the Board shall be so taken only with the approval of a majority of all of the Managers and with at least one Atomwise Manager and at least one StemoniX Manager included in the majority voting in favor of the action, which approval may be given at a duly-called meeting of the Board or by written consent without a meeting pursuant to Section 4.1(h). With respect to any matter that is not a Reserved Matter, in the event of a deadlock, the Atomwise Managers and the StemoniX Managers shall meet in person or telephonically and discuss in good faith to try to resolve any such deadlock matter within thirty (30) days. If the deadlock is unresolved within such thirty (30) days, then such claim, controversy or dispute will be resolved in accordance with Section 10.1.

(d) The Board shall memorialize their actions in a manner that is appropriate under the circumstances, and to the extent that such actions are memorialized in written form (including as minutes), such documents shall be incorporated into the books and records of the Company, which books and records shall be maintained in duplicate at the offices of each of the Members. Without limiting the foregoing, all matters submitted for the approval of the Board shall be notified to all Managers in accordance with Section 4.1(f).

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(e) Managers may participate in any regularly scheduled or special meetings of the Board telephonically or through other similar communications equipment, as long as all of the representatives participating in the meeting can hear one another. Participation in a meeting pursuant to the preceding sentence shall constitute presence in person at such meeting for all purposes of this LLC Agreement. Regular meetings of the Board shall be held at least once every six (6) months.

(f) Notice of any meeting of, or of any action to be taken by written consent without a meeting pursuant to Section 4.1(h) by, the Board shall be given as far in advance of the meeting or such proposed action as is reasonably practicable and may be given by email, certified mail (return receipt requested) or personal delivery. Managers shall give notice of any meeting at least two (2) Business Days prior to such meeting, unless otherwise agreed by the Managers. A Manager may waive notice of the date, time, place and purpose or purposes of a meeting of the Board. A waiver of notice is effective whether given before, at or after a meeting, and whether given in writing, orally or by attendance. Attendance by a Manager at a meeting is a waiver of notice of that meeting, unless the Manager objects at the beginning of the meeting to the transaction of business because the meeting is not properly called or convened, or objects before a vote on an item of business because the item may not properly be considered at that meeting and does not participate in the consideration of the item at that meeting.

(g) A quorum shall be required to conduct any business at any meeting of the Board, and shall be deemed present at any such meeting so long as Managers entitled to cast at least a majority of the total number of votes entitled to be cast by the full Board are in attendance and at least one (1) Atomwise Manager and one (1) StemoniX Manager are in attendance. Each party shall use commercially reasonable efforts to cause its designated Managers to attend (in person or by other means permitted under this LLC Agreement) each duly called meeting of the Board.

(h) Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting by the written consent of the requisite number of Managers required to approve the applicable matter, which consent shall set forth the actions to be so taken; provided that the Company shall endeavor to provide at least two (2) Business Days’ advance written notice of the proposed action and the purpose therefor to all Managers, to the extent reasonably practicable given any relevant exigencies of time. Any such written consent shall have the same effect as an act of a vote of the requisite number of Managers required to approve the applicable matter, as appropriate, at a properly called and constituted meeting of the Board. Copies of any executed written consent shall be delivered to all Managers promptly after execution thereof; provided, that, failure to do so shall not affect the validity of the action taken.

(0 Notwithstanding anything in this LLC Agreement to the contrary, no Manager shall vote or otherwise act by proxy unless approved by the Board on a case-by-case basis.

Section 4.2 Management. Except as otherwise provided in the Act or this LLC Agreement, all authority, power and discretion to manage and control the business, Property and affairs of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company’s business, Property and affairs shall be vested in the Board. The Parties anticipate that one of the first orders of business for the Board will be to establish an operating structure and a process for setting budgets and determining contributions of cash.

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Section 4.3 No Board Compensation. The Managers shall not be compensated for their services as Managers of the Company or for attendance at meetings of the Board.

Section 4.4 Waiver of Fiduciary Duties; Performance of Duties. As set forth in ARTICLE 9, no Manager shall owe any fiduciary duties to the Company or any of its subsidiaries, the Members or any other Person who is a party to or is otherwise bound by this LLC Agreement. Subject to ARTICLE 9, whenever in this LLC Agreement or any other agreement any Manager is permitted or required to make a decision, provide a consent or take an action in its own discretion, judgment or other determination, such Manager shall, to the fullest extent permitted by law, be entitled to make such decision, provide consent or take or not take such action in its sole and absolute discretion (regardless of whether there is a reference to “sole discretion” or “discretion”), and shall be entitled to consider only such interests and factors as it desires, including its own interests, shall have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company or any of its subsidiaries or the Members and shall not be subject to any other or different standards imposed by this LLC Agreement or any other agreement contemplated hereby, under the Act or under any other law, rule or regulation or in equity. In performing his or her duties as a Manager, each Manager is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, prepared or presented by (a) officers, employees or agents of the Company whom the Manager believes to be reliable and competent in the matters presented, and (b) legal counsel, independent accountants or other Persons as to matters which the Manager believes to be within such Person’s professional or expert competence; so long as, in any such case, the Manager acts in good faith, after reasonable inquiry when a need is indicated by the circumstances and without knowledge that would cause such reliance to be unwarranted.

Section 4.5 Officers. Subject in each case to the terms and conditions of this LLC Agreement (including the approval rights of the Board) the Board may appoint at any time, one or more individuals to manage the day-to-day business affairs of the Company (each, an “Officer”), may assign titles to such Officers as the Board may deem necessary or advisable, and may delegate to such Officers such powers, authority and responsibilities as the Board may determine. Each Officer shall serve at the pleasure of the Board, and any appointment or delegation pursuant to this Section 4.5 may be modified and/or revoked by the Board at any time (with or without giving notice) and for any reason or no reason.

ARTICLE 5

CAPITAL CONTRIBUTIONS, ALLOCATIONS, DISTRIBUTIONS AND
PARTNERSHIP REPRESENTATIVE

Section 5.1 Capital Contributions. Except as otherwise required by law or as provided in this Section 5.1, no Member shall be required to make any Capital Contributions to the Company without its consent, and no Member or other Person shall be permitted to make any Capital Contributions after the Effective Date without unanimous written consent of all Members. The Members shall hold the entire membership interest in the Company as set forth in Exhibit B.

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Section 5.2 Allocation of Profits and Losses. For each Taxable Year of the Company, each item of income, gain, loss, deduction and credit of the Company shall be allocated to the Members in accordance with the Tax Appendix, and treated, solely for tax purposes, as though earned directly by such Member. The Taxable Year of the Company for accounting and tax purposes shall end on December 31 of each year.

Section 5.3 Distributions. All distributions of cash or Property by the Company shall be made to the Members pro rata in accordance with their Membership Percentages at such times and in such aggregate amounts as and when determined by the Board. Notwithstanding any provision to the contrary contained in this LLC Agreement, the Company shall not be required to make a distribution to a Member on account of its Units if such distribution would violate Section 607 or Section 804 of the Act or any other applicable law.

Section 5.4 Tax Decisions. All matters concerning the taxation of the Company and its Members (including whether the Company shall make or decline to make any tax election under the Code), the allocation of Profits, gains and Losses among the Members and accounting procedures not specifically and expressly provided for by the terms of this LLC Agreement shall be determined in good faith by the Board. Subject to Section 3.8, the Members shall designate the “partnership representative” within the meaning of Section 6223 of the Code (and any corresponding provisions of state, local or foreign law) for the Company (the “Partnership Representative”). The Partnership Representative shall represent the Company and the Members (in their capacity as Members) in any tax proceedings and is authorized to take any action contemplated under Sections 6221 through 6235 of the Code on behalf of the Company, subject to consultation with and the approval of the Board. The Partnership Representative shall be reimbursed by the Company for any expenses incurred by the Partnership Representative, or on the Partnership Representative’s behalf, in its capacity as the Partnership Representative. The Partnership Representative shall keep the Members and the Company reasonably informed of any material accounting and tax matters including any tax audit, examination or assessment.

ARTICLE 6

CONFIDENTIALITY

Section 6.1 Confidentiality. No Member or Manager shall disclose to any third party (other than its respective employees, directors or managers and officers, attorneys, advisors, and representatives who are bound by confidentiality, in their capacity as such, on a need-to-know basis) the terms of this LLC Agreement, any information received from or on behalf of the Company, other than any such information that is publicly available or known to the applicable Person from a source other than the Company (except as a result of a breach of this Section 6.1).

Section 6.2 Exceptions. Notwithstanding the above Section 6.1, a Manager or Member may disclose information:

(a) to the extent necessary to comply with applicable law, requirements of applicable Governmental Authority or a valid court order of a court with competent jurisdiction, in which event the Person making such disclosure shall so notify the other Members and Managers as promptly as is practicable (if not legally prohibited from doing so, and if possible, prior to making such disclosure) and shall seek confidential treatment of such information; provided that the approval of the Board shall be required prior to any disclosure pursuant to a registration statement in connection with an offering of securities, any public company reporting regime (such as the periodic reporting requirements of the Securities and Exchange Act of 1934) or any similar laws and regulations,

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(b) to such Member’s or such Manager’s appointing Member’s subsidiaries or Affiliates and their auditors and attorneys and similar professionals; provided that the disclosing Person shall be liable in the event that any such recipients described in this clause (b) disclose any Information that the disclosing Person would be prohibited from disclosing pursuant to this LLC Agreement,

(c) in order to enforce its rights pursuant to this LLC Agreement,

(d) as necessary in connection with the performance of services by such Member or Manager for the benefit of the Company; and

(e) as necessary for such Member’s, such Manager’s appointing Member’s and such Member’s Affiliates’ tax reporting and any audit of its tax reporting and payments.

ARTICLE 7

REPRESENTATIONS AND WARRANTIES

Section 7.1 In General. As of the date hereof, the Members each hereby makes each of the representations and warranties set forth in Section 7.2, and such warranties and representations shall survive the execution of this LLC Agreement.

Section 7.2 Representations and Warranties. Each Member, severally, hereby represents and warrants as follows:

(a) Such Member is acquiring its Units based upon its own investigation and intends to make an equity investment in the Company. The exercise by such Member of its rights and the performance of its obligations under this LLC Agreement shall be based upon its own investigation, analysis and expertise. Such Member’s acquisition of its Units is being made for its own account for investment, and not with a view to the sale or distribution thereof. Such Member is a sophisticated investor possessing an expertise in analyzing the benefits and risks associated with acquiring investments that are similar to the acquisition of Units and understands the risks inherent in an investment of this nature.

(b) Such Member has been provided with the opportunity to review this LLC Agreement and the transactions contemplated hereunder with counsel of its choosing, and such Member has taken such opportunity to do so.

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(c) Such Member owns its Units on its own behalf and, in owning such Units, it is not acting on behalf of any other Person as partner, officer, shareholder, member, trustee, fiduciary, representative or nominee.

(d) Such Member acknowledges that the Units are subject to restrictions on Transfer in accordance with the terms of this LLC Agreement.

(e) It is understood that any certificates evidencing the Units shall bear the legend set forth below (in addition to any other legends required by federal and state securities laws applicable to any Member):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH IN THE LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY AND, IF APPLICABLE, THE PURCHASE AGREEMENT WITH RESPECT TO SUCH SECURITIES.

ARTICLE 8

DISSOLUTION AND WINDING UP

Section 8.1 Dissolution.

(a) Subject to Section 8.1(b)(i), no Member may withdraw, resign or retire from the Company or take any action to dissolve, terminate or liquidate the Company, to require apportionment, appraisal or partition of the Company or any of its assets or to file a bill for an accounting, except, in each case, as specifically provided in this LLC Agreement, and each Member, to the fullest extent permitted by applicable law, hereby waives any rights to take any such actions under applicable law, including any right to petition a court for judicial dissolution under Section 802 of the Act.

(b) The Company shall be dissolved and its business wound up upon the earliest to occur of one of the following events:

(i) by mutual written agreement of all the Members;

(ii) at any time there are no Members of the Company unless the Company is continued without dissolution in accordance with the Act; or

(iii) entry of a decree of judicial dissolution under Section 802 of the Act.

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(c) The death, retirement, resignation, expulsion, bankruptcy, insolvency or dissolution of a Member, or the occurrence of any other event that terminates the continued membership of a Member in the Company, shall not in and of itself cause a dissolution of the Company.

Section 8.2 Winding Up of the Company.

(a) Upon dissolution, the Company’s business shall be wound up in an orderly manner. The Board shall appoint an independent liquidating trustee to wind up the affairs of the Company pursuant to this LLC Agreement and shall deliver notice to the Members of the identity of the liquidating trustee. In performing its duties, the liquidating trustee is authorized to sell, exchange or otherwise dispose of the Company’s assets in accordance with the Act and in any reasonable manner the liquidating trustee shall determine is in the best interest of the Members taking into consideration the event triggering liquidation; provided that with respect to the sale, exchange or other disposal of the Company’s interest in any intellectual property rights, the liquidating trustee shall, and the Board shall cause the liquidating trustee to, first offer to sell such intellectual property rights to the Members and the liquidating trustee shall, and the Board shall cause the liquidating trustee to, negotiate in good faith with the Members and use reasonable efforts to assign and transfer such intellectual property rights to the Members.

(b) Upon dissolution, Company’s assets shall be applied in the following amounts and priorities:

(i) first, to the creditors (including any Members or their respective Affiliates that are creditors) of the Company in satisfaction of all of the Company’s liabilities (whether by payment or by making reasonable provision for payment thereof, including the setting up of any reserves which are, in the judgment of the liquidating trustee, reasonably necessary therefor); and

(ii) thereafter, to the Members distributed pro rata according to their respective Membership Percentages in Exhibit B.

Section 8.3 Distribution of Property. In the event it becomes necessary in connection with the liquidation of the Company to make a distribution of Property in kind, subject to the amounts and priorities set forth in Section 8.2(b), the liquidating trustee shall have the right to compel each Member to accept a distribution of any asset in kind, with such distribution being based upon the amount of cash that would be distributed to such Members if such Property were sold for an amount of cash equal to the fair market value of such Property, as determined by the liquidating trustee in good faith.

Section 8.4 Claims of Members. The Members shall look solely to the Company’s assets for the return of their Capital Contributions, and if the assets of the Company remaining after payment of or reasonable provision for the payment of all liabilities of the Company are insufficient to return such Capital Contributions, the Members shall have no recourse against the Company or any Covered Person, subject to the terms of ARTICLE 9.

Section 8.5 Termination. The Company shall terminate when all of the assets of the Company, after payment of or reasonable provision for the payment of all debts and liabilities of the Company, shall have been distributed to the Members in the manner provided for in this ARTICLE 8, and the Certificate having been cancelled in the manner required by the Act.

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ARTICLE 9

LIMITATION ON LIABILITY, EXCULPATION AND INDEMNIFICATION

Section 9.1 Limitation on Liability. Notwithstanding anything to the contrary contained in this LLC Agreement and except as otherwise required by any non-waivable provision of the Act or other applicable law: (a) no Member in its capacity as such shall be liable in any manner whatsoever for any debt, liability or other obligation of the Company, whether such debt, liability or other obligation arises in contract, tort or otherwise, solely by reason of being a Member of the Company and (b) no Member in its capacity as such shall in any event have any liability whatsoever in excess of the following (without duplication) solely by reason of being a Member of the Company: (i) its share of any Company assets and undistributed profits of the Company and (ii) the amount of any wrongful distribution to such Member to the extent the return of such wrongful distribution is required by this LLC Agreement or by a non-waivable provision of the Act. Nothing in this Section 9.1 shall be deemed to: (A) limit a Member’s liability to the Company or to another Member in respect of (w) any fraud or willful misconduct by such Member, (x) any breach by such Member of this LLC Agreement; (y) obligations pursuant to any express provision of this LLC Agreement or (z) any obligation pursuant to the terms of any other agreement entered into between such Member and the Company or any other Member(s) (including the Collaboration Agreement), or (B) constitute a waiver or limitation by the Company of any of its legal rights under the Securities Act of 1933, as amended from time to time, or applicable state securities laws to the extent the applicability thereof is not permitted to be contractually waived or limited.

Section 9.2 Exculpation.

(a) Notwithstanding any duty otherwise existing at law, in equity or otherwise, each Covered Person shall, to the maximum extent permitted by the Act, owe no fiduciary duties to the Company, the Members or any other Person who is a party to or otherwise bound by this LLC Agreement; provided that nothing contained in this Section 9.2 shall eliminate the implied contractual covenant of good faith and fair dealing. To the fullest extent permitted by applicable law (including Section 1101 of the Act), and notwithstanding anything to the contrary set forth in this LLC Agreement, no Covered Person shall be liable, including under any legal or equitable theory of fiduciary duty or other theory of liability to the Company, to any Member or to any other Person bound by this LLC Agreement by reason of any act or omission performed or omitted by such Covered Person on behalf of the Company unless, in each case, a court of competent jurisdiction determines in a final, nonappealable judgment that: (i) in the case of all Covered Persons other than any Officer, an act or omission of such Covered Persons constituted Malfeasance, a material breach of any agreement (other than this LLC Agreement) between such Covered Person and the Company or any of the Company’s subsidiaries, subject to any notice and cure rights expressly set forth in such agreement or a bad faith violation of the implied contractual covenant of good faith and fair dealing, or (ii) in the case of any Officer, (x) such Officer did not act in good faith and in a manner he or she believed to be in, or not contrary to, the best interests of the Company, or (y) the conduct of such Officer(s) constituted Malfeasance or a material breach of any agreement (other than this LLC Agreement) between such Covered Person and the Company or any of the Company’s subsidiaries, subject to any notice and cure rights expressly set forth in such agreement. Notwithstanding any duty otherwise existing at law, in equity or otherwise, and notwithstanding any other provision of this LLC Agreement, whenever in this LLC Agreement or any other agreement any Covered Persons (other than any Officer who is not otherwise a Manager) is permitted or required to make a decision, provide a consent or take an action in its own discretion, judgment or other determination, such Covered Person shall, to the fullest extent permitted by law, be entitled to make such decision, provide consent or take or not take such action in its sole and absolute discretion (regardless of whether there is a reference to “sole discretion” or “discretion”), and shall be entitled to consider only such interests and factors as it desires, including its own interests, shall have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company or the Members and shall not be subject to any other or different standards imposed by this LLC Agreement or any other agreement contemplated hereby, under the Act or under any other law, rule or regulation or in equity. This Section 9.2(a) shall not apply solely as between a Manager and the Member having the right to appoint such Manager and shall not amend or otherwise modify the express terms of any Officer’s employment agreement with the Company.

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(b) To the fullest extent permitted by law, a Covered Person shall be fully protected in relying upon the records of the Company and upon information, opinions, reports or statements presented to the Company by any Person (including any Member, Officer or employee of the Company) as to matters the Covered Person reasonably believes are within such Person’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company, the value and amount of assets or reserves or contracts, agreements or other undertakings that would be sufficient to pay claims and obligations of the Company or to make reasonable provision to pay such claims and obligations or any other facts pertinent to the existence and amount of assets from which distributions to Members or creditors might properly be paid.

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Section 9.3 Indemnification.

(a) Subject to Section 9.1, the Company shall, to the fullest extent permitted under the Act, indemnify, defend and hold harmless each Covered Person against any losses, claims, damages, liabilities, costs, expenses (including all reasonable fees and expenses of counsel selected by the indemnified party), judgments, fines, penalties, settlements and other amounts (“Damages”) arising from any and all claims, demands, actions, suits, proceedings or investigations (“Proceedings”), in which such Covered Person may be involved or become subject to, in connection with any matter arising out of or in connection with or related to the Company’s business or affairs, a Covered Person’s services (whether as an employee, agent, officer, corporate director, member, manager, shareholder, partner or in any other capacity) to the Company or any Person owned or Controlled by the Company or as to which such Covered Person has provided services on behalf of any of the foregoing, any other Company assets, this LLC Agreement or any related document (including the Collaboration Agreement) unless, in each case, a court of competent jurisdiction determines in a final, nonappealable judgment that (i) such Damages are a result of such Covered Person breaching a covenant or other express obligation set forth in this LLC Agreement or a representation, warranty, covenant or other express obligation set forth in any other agreement with the Company to which such Covered Person is a party including, as applicable, the Collaboration Agreement, (ii) in the case of all Covered Persons other than any Officer, an act or omission of such Covered Person constituted Malfeasance, a material breach of any agreement (other than this LLC Agreement) between such Covered Person and the Company or any of the Company’s subsidiaries, subject to any notice and cure rights expressly set forth in such agreement or a bad faith violation of the implied contractual covenant of good faith and fair dealing, or (iii) in the case of any Officer, (x) such Officer did not act in good faith and in a manner he or she believed to be in, or not contrary to, the best interests of the Company, or (y) the conduct of such Officer constituted Malfeasance or a material breach of any agreement (other than this LLC Agreement) between such Covered Person and the Company or any of the Company’s subsidiaries, subject to any notice and cure rights expressly set forth in such agreement. Each Covered Person shall have the right to employ separate counsel selected by such Covered Person in connection with any such Proceedings. If any Covered Person becomes involved in or subject to any such Proceedings, the Company shall reimburse such Covered Person for its reasonable legal and other reasonable out-of-pocket expenses (including the cost of any investigation and preparation) as they are incurred in connection therewith; provided that such Covered Person shall promptly repay to the Company the amount of any such reimbursed expenses paid to it if it shall be finally judicially determined that such Covered Person was not entitled to be indemnified by the Company in connection with such Proceedings. If for any reason (other than as expressly contemplated in the first sentence of this Section 9.3(a)) the foregoing indemnification is unavailable to such Covered Person, or insufficient to hold it harmless, then the Company shall pay to the Covered Person the full amount paid or payable by such Covered Person as a result of such Damages. If the Company is required to make an indemnification payment to a Covered Person pursuant to this Section 9.3(a) such payment shall be increased to take into account any tax imposed on such Covered Person with respect to such payment such that the Covered Person shall be in the same position it would have been in had no tax been imposed on such indemnification payment. The obligations of the Company under this Section 9.3(a) shall be satisfied solely out of and to the extent of the Company assets or any insurance policy maintained by the Company and no Covered Person shall have any personal liability on account thereof.

(b) Certain of the Covered Persons may have certain rights to indemnification, advancement of expenses and/or insurance provided by Members or their Affiliates (collectively, the “Secondary Indemnitors”). Notwithstanding anything to the contrary in this ARTICLE 9, the Members hereby agree that (a) as among the Secondary Indemnitors and the Company, the Company (including its insurance carriers, to the extent of any insurance policies maintained by the Company) is the indemnitor of first resort (i.e., its obligations to the Covered Persons are primary and any obligation of the Secondary Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Covered Persons are secondary), (b) the Company shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Covered Persons to the extent required by this LLC Agreement (or any agreement between the Company and such Covered Persons), without regard to any rights the Covered Persons may have against the Secondary Indemnitors, and (c) the Company waives, relinquishes and releases the Secondary Indemnitors from any and all claims against the Secondary Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Secondary Indemnitors on behalf of any Covered Person with respect to any claim for which such Covered Person has sought indemnification from the Company shall affect the foregoing and the Secondary Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Covered Person against the Company.

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(c) A Covered Person shall not be denied indemnification in whole or in part under this Section 9.3 solely because such Covered Person had an interest in the transaction with respect to which the indemnification applies; provided, the transaction was otherwise permitted by the terms of this LLC Agreement.

Section 9.4 Survival of Rights. Notwithstanding any other provision of this LLC Agreement, any repeal or modification (including by operation of law) of the provisions of this ARTICLE 9 shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification, the Covered Persons shall be third party beneficiaries of this LLC Agreement for purposes of this ARTICLE 9; provided the provisions of this Section 9.4 are for the benefit of the Covered Persons and shall not be deemed to create any rights for the benefit of any other Person.

ARTICLE 10

MISCELLANEOUS

Section 10.1 Dispute Resolution.

(a) The parties hereto shall negotiate in good faith and use reasonable efforts to settle any dispute, controversy or claim arising from or related to this LLC Agreement or the breach thereof. If the parties do not fully settle, and a party wishes to pursue the matter, each such dispute, controversy or claim that is not an Excluded Claim shall be finally resolved by binding arbitration administered by the American Arbitration Association (“AAA”) pursuant to Commercial Arbitration Rules of the AAA then in effect, and judgment on the arbitration award may be entered in any court having jurisdiction thereof. The arbitration shall be conducted by single arbitrator experienced in small molecule drug development. If the parties are unable to agree on such arbitrator within thirty (30) days after initiation of arbitration, the arbitrator shall be appointed by AAA. The place of arbitration shall be Denver, Colorado and all proceedings and communications shall be in English.

(b) Any party may apply to the arbitrator for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Any party also may, without waiving any remedy under this LLC Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that party pending the arbitration award. The arbitrator shall have no authority to award punitive or any other type of damages not measured by a party’s compensatory damages. Each party shall bear its own costs and expenses and attorneys’ fees. Each party shall initially bear equal shares of the arbitrator’s fees and any administrative fees of arbitration, and upon the conclusion of the arbitration proceeding, the party (or parties) against which the decision is rendered shall reimburse the other parties (or party) for its or their share of the arbitrator’s fees and any administrative fees of arbitration (but not the attorneys’ fees or other costs and expenses).

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(c) Except to the extent necessary to confirm an award or as may be required by law, neither a party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of all parties. In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable Delaware statute of limitations.

(d) With respect to each Excluded Claim arising out of, relating to or based upon this LLC Agreement, each party hereto hereby irrevocably and unconditionally submits, for itself and its Property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular Excluded Claim, any federal court within the State of Delaware, or, if no federal court in the State of Delaware accepts jurisdiction, any state court within the State of Delaware), and each of the parties hereto irrevocably and unconditionally agrees that all Excluded Claims may be heard and determined in such courts. Each of the parties hereto agrees that a final judgment in any such action of proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this Section 10.1(d), and stipulates that the courts stated above in this Section 10.1(d) shall have in personam jurisdiction and venue over each of the parties for the purpose of litigating any Excluded Claim arising out of or relating in any way whatsoever to this LLC Agreement. Each party hereby authorizes and agrees to accept service of process sufficient for personal jurisdiction in any Excluded Claim against it as contemplated by this Section 10.01(d) by the giving of notices as set forth in Section 10.2 of this LLC Agreement.

Section 10.2 Notices. Except as otherwise expressly provided in this LLC Agreement, all notices, requests and other communications to any party hereunder shall be in writing (including e-mail) and if to the Company, shall be to the address set forth in Section 2.6, and if to the Members, shall be to the addresses set forth for such Members in Exhibit B, or as such party shall hereafter specify for the purpose by notice to the other parties in a manner as provided under this Section 10.2. Each such notice, request or other communication shall be effective (a) if given by e mail, at the time such e mail is transmitted and e mail confirmation is received (or, if such time is not on a Business Day or is on a Business Day but after 5 p.m. in the location of the primary office of the recipient, at the beginning of the next such Business Day), (b) if given by mail, three (3) Business Days (or, if to an address outside the United States, seven (7) calendar days) after such communication is deposited in the mail with first-class postage prepaid, addressed as aforesaid, or (c) if given by any other means, when delivered at the address specified pursuant to this Section 10.2.

Section 10.3 No Third Party Beneficiaries. This LLC Agreement is not intended to confer any rights or remedies hereunder upon, and shall not be enforceable by, any Person other than (i) the Members and the Company, (ii) with respect to the provisions of ARTICLE 9, each Covered Person, or (iii) any other Person expressly designated as a third party beneficiary in this LLC Agreement.

Section 10.4 Binding Effect. Except as otherwise provided in this LLC Agreement, every covenant, term and provision of this LLC Agreement shall be binding upon and inure to the benefit of the Members and their respective successors, permitted transferees and permitted assigns.

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Section 10.5 Interpretation.

(a) The titles of Articles and Sections of this LLC Agreement are for convenience only and shall not be interpreted to limit or amplify the provisions of this LLC Agreement.

(b) The parties hereto have participated jointly in the negotiation and drafting of this LLC Agreement and were each represented by separate legal counsel and, in the event of ambiguity or question of intent or interpretation arises, this LLC Agreement shall be construed as if drafted jointly by such parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this LLC Agreement.

(c) “includes” and “including” shall mean respectively includes without limitation and including without limitation;

(d) words such as “herein”, “hereof’, and “hereunder” refer to this LLC Agreement as a whole and not merely to the particular provision in which such words appear; and

(e) the exhibits form part of the operative provisions of this LLC Agreement and references to this LLC Agreement shall include references to the exhibits;

(f) a paragraph, section, exhibit or schedule is a reference to a paragraph, section, exhibit or schedule to this LLC Agreement;

(g) any document includes a reference to that document (and, where applicable, any of its provisions) as amended, novated, supplemented or replaced from time to time;

(h) a statute or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(0 dollars, “USD” or “$” refers to U.S. Dollars;

(j) the word “or” has the inclusive meaning that is typically associated with the phrase “and/or” unless the context clearly dictates otherwise because the subjects of the conjunction are mutually exclusive;

(k) a day is a reference to a calendar day; and

(1) a month or year is a reference to a calendar month or calendar year, as the case may be.

Section 10.6 Severability. Each provision of this LLC Agreement shall be considered severable, and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this LLC Agreement that are valid, enforceable and legal.

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Section 10.7 Counterpart Execution; Delivery. This LLC Agreement may be executed in any number of counterparts with the same effect as if all of the parties had signed the same document. All counterparts shall be construed together and shall constitute one agreement. Counterparts may be delivered via electronic mail (including pdf or any electronic signature) and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 10.8 No Waiver; Remedies. No failure on the part of any Member to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

Section 10.9 Entire Agreement. This LLC Agreement and the Collaboration Agreement, in each case together with the schedules, exhibits and attachments thereto, and any other written agreement among any of the parties hereto entered into pursuant to this LLC Agreement constitute the entire agreement among the parties as of the Effective Date pertaining to the subject matter of this LLC Agreement and thereof and supersede all prior agreements and understandings of such parties in connection herewith and therewith, including the Mutual Confidentiality Agreement, dated as of August 27, 2019, by and between Atomwise and StemoniX. No covenant, representation, warranty or condition not expressed in this LLC Agreement, the Collaboration Agreement or such other agreements shall affect, or be effective to interpret, change or restrict, the express provisions of this LLC Agreement.

Section 10.10 GOVERNING LAW. THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF) SHALL GOVERN THE VALIDITY OF THIS LLC AGREEMENT, THE CONSTRUCTION OF ITS TERMS AND THE INTERPRETATION OF THE RIGHTS AND DUTIES ARISING HEREUNDER.

Section 10.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY EXCLUDED CLAIM DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LLC AGREEMENT OR ANY OF THE OTHER DOCUMENTS.

Section 10.12 Assignment. No party to this LLC Agreement shall be entitled to assign its rights under this LLC Agreement without the consent of the other parties hereto (other than with respect to Transfers of the Units made in accordance with the terms of this LLC Agreement), and any purported assignment in violation of the foregoing shall be deemed null and void.

[Signature Pages Follow.]

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IN WITNESS WHEREOF, the parties have executed and entered into this LLC Agreement as of the day first above set forth to be effective as of the day on which the Certificate was filed.

COMPANY:

Atomwise-StemoniX JV1, LLC

By:	/s/ Abraham Heifets
Name:	Abraham Heifets
Title:	Authorized Person

MEMBERS:

Atomwise Inc.

By:	/s/ Abraham Heifets
Name:	Abraham Heifets
Title:	Chief Executive Officer

StemoniX Inc.

By:	/s/ Yung-Ping Yeh
Name:	Yung-Ping Yeh
Title:	Chief Executive Officer

EXHIBIT A

TAX APPENDIX

This Tax Appendix is attached to and is a part of the Limited Liability Company Agreement (the “LLC Agreement”) of Atomwise-StemoniX JV1, LLC, a Delaware limited liability company (the “Company”). The provisions of this Tax Appendix are intended to comply with the requirements of Treasury Regulations Section 1.704-1(b)(2)(iv) and 1.704-2 with respect to allocations of Profits and Losses, and shall be interpreted and applied accordingly.

SECTION 1

DEFINITIONS

For purposes of this Tax Appendix, the capitalized terms listed below will have the meanings indicated. Capitalized terms not listed below and not otherwise defined in this Tax Appendix shall have the meanings specified in the LLC Agreement or the Collaboration Agreement, as applicable.

“Adjusted Capital Account Deficit” means with respect to any Capital Account as of the end of any Taxable Year, the amount by which the balance in such Capital Account is less than zero. For this purpose, such Member’s Capital Account balance shall be (i) reduced for any items described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6), and (ii) increased for any amount such Member is obligated to contribute or is treated as being obligated to contribute to the Company pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(3), Section 1.704-1(b)(2)(ii)(c) or 1.704-2(g)(1) and 1.704-2(i), plus such Member’s share of liabilities of the Company for which any Member has ultimate liability for payment.

“Book Value” means, with respect to any Company Property, the Company’s adjusted basis for federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulations Section 1.704-1(b)(2)(iv)(d)-(g), as determined in the discretion of the Board.

“Capital Account” means the capital account maintained for a Member pursuant to this Tax Appendix.

“Losses” means items of Company loss and deduction determined according to Section 2.1(b) of this Tax Appendix.

“Minimum Gain” means the partnership minimum gain determined pursuant to Treasury Regulations Section 1.704-2(d).

“Profits” means items of Company income and gain determined according to Section 2.1(b) of this Tax Appendix.

“Taxable Year” means the Company’s accounting period for federal income tax purposes determined pursuant to Section 5.2 of the LLC Agreement.

“Treasury Regulations” means the income tax regulations promulgated under the Code and effective as of the date hereof.

SECTION 2

CAPITAL ACCOUNTS

2.1 Capital Accounts.

(a) The Company shall maintain a separate Capital Account for each Member in accordance with the principles and requirements set forth in Section 1.704-1(b)(2)(iv) of the Treasury Regulations.

(b) For purposes of computing the amount of any item of Company income, gain, loss or deduction to be allocated pursuant to ARTICLE 5 of the LLC Agreement and to be reflected in the Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose); provided that: (i) the computation of all items of income, gain, loss and deduction shall include those items described in Code Section 705(a)(1)(B) or Code Section 705(a)(2)(B) and Treasury Regulations Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for federal income tax purposes; (ii) if the Book Value of any Company Property is adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such Property; (iii) items of income, gain, loss or deduction attributable to the disposition of Company Property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such Property; (iv) items of depreciation, amortization and other cost recovery deductions with respect to Company Property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Property’s Book Value in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g); and (v) to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

SECTION 3

ALLOCATIONS

3.1 Allocations. Except as otherwise provided in Section 3.2 of this Tax Appendix, Profits and Losses (and, if necessary, items of income, gain, loss, and deduction) for any Taxable Year shall be allocated among the Members in such a manner that, as of the end of such Taxable Year, the sum of (i) the Capital Account of each Member, (ii) such Member’s share of Minimum Gain (as determined according to Treasury Regulations Section 1.704-2(g)) and (iii) such Member’s partner nonrecourse debt minimum gain (as defined in Treasury Regulations Section 1.704-2(i)(3)) shall be equal to the respective net amounts, positive or negative, which would be distributed to them or for which they would be liable to the Company under the Act, determined as if the Company were to (i) liquidate the assets of the Company for an amount equal to their Book Value and (ii) distribute the proceeds of liquidation pursuant to Section 8.2(b) of the LLC Agreement.

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3.2 Special Allocations. The provisions of the Treasury Regulations promulgated under Code Section 704(b) relating to the qualified income offset, minimum gain chargeback, minimum gain chargeback with respect to member nonrecourse debt (as defined in Treasury Regulations Section 1.704-2(b)(4)), the allocation of member nonrecourse deductions (as defined in Treasury Regulations Section 1.704-2(i)), the allocation of items of deduction, loss or expenditure relating to member nonrecourse debt and the limitation on the allocation of Losses relating to a Member’s Adjusted Capital Account Deficit are hereby incorporated by reference and shall be applied to the allocation of Company items of income, gain, loss or deduction in the manner provided in such Treasury Regulations. However, the Members do not intend that the “deficit restoration obligation” described in Section 1.704-1(b)(2)(ii)(c) of the Treasury Regulations be incorporated into this LLC Agreement. To the extent an amount of income, gain, loss or deduction has been allocated pursuant to this Section 3.2, the Company shall make offsetting allocations in an amount and manner determined appropriate by the Board so as to cause the net amount of all such allocations to be the same (to the maximum extent possible) as the allocations that would have occurred in the event that no allocations had been made pursuant to the foregoing provisions of this Section 3.2.

3.3 Tax Allocations.

(a) The income, gains, losses, deductions and credits of the Company will be allocated, for federal, state and local income tax purposes, among the Members in accordance with the allocation of such income, gains, losses, deductions and credits among the Members for computing their Capital Accounts.

(b) In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any Property contributed to the capital of the Company or owned by the Company upon the occurrence of any of the events described in Treasury Regulations Section 1.704-1(b)(2)(iv)(f)(5) shall, solely for tax purposes, be allocated among the Members so as to take into account any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its Book Value using any reasonable method (within the meaning of Treasury Regulations Section 1.704-3) as determined by the Board.

SECTION 4

OTHER TAX MATTERS

4.1 Withholding. Notwithstanding anything contrary in this LLC Agreement, the Company is authorized to take any and all actions that the Board determines to be necessary or appropriate to cause the Company to satisfy any and all withholding and tax payment obligations under applicable law.

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EXHIBIT B

MEMBERS, UNITS AND MEMBERSHIP PERCENTAGES

	UNITS	MEMBERSHIP PERCENTAGE

MEMBERS
ATOMWISE INC.	5,000,000	50%

717 Market Street
Suite 800
San Francisco, CA 94103
Email: legal@atomwise.com
Attention: Abraham Heifets

With a copy (which shall not constitute
notice) to:

Sidley Austin LLP
555 West 5th Street
Los Angeles, California 90013
Email: jhofheimer@sidley.com
Attention: Joshua T. Hofheimer

STEMONIX INC.	5,000,000	50%

13300 67th Ave N
Maple Grove, MN 55311
Email: andrew.lafrence@stemonix.com
Attention: Andy LaFrence, CFO

With a copy (which shall not constitute
notice) to:

Briggs and Morgan, P.A.
80 South Eighth Street
Minneapolis, MN 55402
Email: skozachok@briggs.com
Attention: Steve Kozachok